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Exhibit 10.01

                                                     Date: February 28, 2003






Douglas H. Yaeger (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and John Moten, Jr. (as Senior Vice President - Operations and Marketing of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 24, 2000, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: President, or Senior Vice President; the authority to amend any or all of the benefit plans (collectively the "Plans") to reflect changes in benefits under the collective bargaining agreements that became effective August 1, 2000, to provide such comparable changes in benefits to the Company's non-union employees and to execute any and all documents effectuating, implementing and/or evidencing such plan amendment changes; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.


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                    AMENDMENT TO THE LACLEDE GAS COMPANY
                        SALARY DEFERRAL SAVINGS PLAN


The following amendments are effective March 1, 2003.

1.       Section 1.3 is added to read as follows:

         "1.3     TYPE OF PLAN
         ---------------------
                  Effective on and after March 1, 2003, amounts invested in the Company Stock Fund, as defined in Section 2.6, shall constitute an employee stock ownership plan as defined in Code Section 4975(e)(7). The employee stock ownership plan is designed to invest primarily in the common stock of The
                  Laclede Group, Inc. Amounts invested in all other Funds, including the Equity Funds, shall constitute a profit sharing plan under Code Section 401."

2.       Section 2.38 is added to read as follows:

         "2.38    "ESOP"
         ---------------
                  Effective March 1, 2003, the Company Stock Fund of the
                  Plan shall be an Employee Stock Ownership Plan named The
                  Laclede Group, Inc. - ESOP (ESOP). The provisions of
                  Article XVIII shall apply to the ESOP."

3. A new sentence is added to the end of Section 6.4 to read as follows:

         "Effective March 1, 2003, the Company Stock Fund shall be an Employee Stock Ownership Plan (ESOP) in accordance with the provisions of Article XVIII."

4. The last paragraph of Section 10.2(c)(ii) is amended to read as follows:

         "For purposes of the required distributions, the Participant may elect to receive a total distribution of the Participant's Account, or the minimum distribution which is required. If the Participant elects the minimum required distribution, it will be based on the value of the Participant's Account at December 31 of the calendar year preceding the distribution year, divided by remaining life expectancy. Minimum distributions shall be withdrawn from each Investment Fund/Funds and/or ESOP in the same proportion as the balance of the Investment Funds and/or ESOP bear to each other. Subsequent distributions will be made at least annually thereafter, by December 31 and will be for the calendar year which ended on the prior December 31. If the Participant dies after required minimum distributions have commenced but before all of the Participant's Account has been distributed, then the remainder of the Participant's Account shall be distributed to the Participant's designated Beneficiary not later than sixty (60) days after the date of the Participant's death."

5.       Section 10.3(c)(vi) is amended to read as follows:

         "(vi) The withdrawal shall be made from each Investment Fund/Funds and/or ESOP in the same proportion as the balance of the Investment Funds and/or ESOP bear to each other."

6.       Section 10.4(e) is amended to read as follows:

         "(e) An application for a loan may be received at any time, and an approved loan shall be disbursed as soon as administratively practicable thereafter. Except as provided by Section 10.3(c), a new loan cannot begin until after repayment in full of the prior loan. The dollar amounts to be loaned shall be taken from the investment accounts and/or ESOP in the same proportion as the Investment Fund and/or ESOP balances bear to each other."


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7.       Article XVIII - ESOP is added to read as follows:

         "ARTICLE XVIII - ESOP

         18.1     ESTABLISHMENT OF ESOP
         ------------------------------
                  Effective March 1, 2003 the balances in the Company Stock Fund shall become an Employee Stock Ownership Plan that is established as a component of the Plan to meet the requirements of Code Section 4975(e)(7). This ESOP component of the Plan is segregated as a stock bonus plan as defined in Treasury Regulations Section 1.401-1(b)(1)(iii). This Article XVIII is effective notwithstanding any other provision of the Plan to the contrary or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Article. For purposes of this Article XVIII, "Participant" includes a Participant who is no longer employed by the Company but still has an Account in the Plan. The provisions of this
                  Article XVIII also apply to a Beneficiary if the Beneficiary has become entitled to the Participant's Account in accordance with the Plan provisions.

         18.2     PAYMENT OF DIVIDENDS
         -----------------------------
                  Effective March 1, 2003, a Participant shall have the right to elect to receive dividends with respect to Shares credited to such Participant's ESOP account paid in cash directly to the Participant. A Participant must make an election to receive dividends in cash in accordance with the Administrator's established procedures. The Administrator shall designate the times and effective dates for such elections. An election to receive dividends in cash shall remain in effect until changed by the Participant. Dividends not paid in cash to the Participant shall be reinvested in accordance with Article VI. Dividend payments to be made in cash will be paid directly by the Trustee to the Participant. Such dividend payments shall be made as soon as administratively feasible after the Trustee's receipt of the dividend payments.

         18.3     PUT OPTION
         -------------------
                  (a) At such times as the Shares are not readily tradable on an established market at the time of distribution of a Participant's ESOP account, the Company shall issue a put option to each Participant receiving a distribution of ESOP stock from the Plan. The put option shall permit the Participant to sell such ESOP stock under a fair valuation formula during the sixty (60) consecutive day period following the date the ESOP stock was distributed to the Participant, at which time the put option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse occurs, an independent appraiser (meeting requirements similar to the requirements of Code Section 170(a)(1)) shall determine the value of the ESOP stock, and the Trustee shall notify each Participant who received a distribution but did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the ESOP stock. The time during which the put option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate sixty (60) days thereafter.

                  (b) The Trustee may, in its discretion and with the consent of the Company, cause the Trust to assume the rights and obligations of the Company at the time the put option is exercised, insofar as the repurchase of ESOP stock is concerned. The period during which the put option is exercisable shall not include any period during which the holder is unable to exercise such put option because the Company is prohibited from honoring it by federal and state law. The Company or the Trustee, as the case may be, must pay for ESOP stock sold pursuant to a put option no less rapidly than under one of the following two methods, as applicable:


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                           (i)      If a put option is exercised with
                                    respect to ESOP stock distributed as
                                    part of a total distribution (that is, a distribution of a Participant's or Beneficiary's account balance within one taxable year), then payment shall be made in substantially equal periodic payments (not less frequently than annually) commencing within thirty (30) days for the date of the exercise of the put option and over a period not exceeding five (5) years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments.

                           (ii)     If a put option is exercised with
                                    respect to ESOP stock distributed as
                                    part of an installment distribution,
                                    then the payment for such ESOP stock
                                    shall be made in a lump sum no later
                                    than thirty (30) days after such
                                    Participant or Beneficiary exercises the put option.

         18.4     SHARE LEGEND
         ---------------------
                  Shares of ESOP stock held in ESOP accounts or distributed by the Trustee from ESOP accounts may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

         Sections 18.5 through 18.12 contain provisions required to qualify the Employee Stock Ownership Plan as a plan described in Section 4975(e)(7) of the Code. So long as (a) the Company does not extend credit to the Plan, (b) there is no sale of employer securities to the Plan in a tax-free rollover transaction described in Section 1042 of the Code (which does not apply to publicly-traded stock), and (c) Participants are entitled to receive distribution of their ESOP accounts as soon as administratively feasible after termination of employment, the provisions of Sections 18.5 through 18.12, inclusive, will not have any operative effect.

         18.5     COMMENCEMENT OF DISTRIBUTIONS
         --------------------------------------
                  Any contrary provision of this Plan notwithstanding, if a Participant elects that the special distribution provisions of this section applies, the portion of his vested account attributable to Shares credited to his account shall be distributed no later than as follows:

                  (a) Such portion shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than five (5) years, or, if the value of such accounts exceeds five hundred thousand dollars ($500,000) (or such greater amount as may be in effect under Code
                           Section 409(o)(1)(C)), five (5) years plus one
                           (1) additional year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) (or such greater amount as may be in effect under Code Section 409(o)(1)(C) or fraction thereof by which the value of such accounts exceeds five hundred thousand dollars ($500,000) (or such greater amount as may be in effect under Code Section 409(o)(1)(C)).

                  (b) Except as provided below, payments under (a) shall commence not later than one (1) year after the end of the following:

                           (i)      In the case of a Participant whose
                                    employment terminates after he or she
                                    attains age sixty-five (65), or at any
                                    age by reason of death or permanent
                                    disability, the Plan Year in which his
                                    or her employment terminates.

                           (ii)     In the case of a Participant whose
                                    employment terminates under
                                    circumstances not described in (i), the
                                    fifth (5th) Plan Year following


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                                    the year in which his or her employment
                                    terminates, provided that this
                                    subsection shall not apply if the
                                    Participant is reemployed before the end of such fifth (5th) Plan Year.

                  Commencement prior to the date on which a Participant attains Normal Retirement Age shall be subject to the Participant's consent in accordance with Article X, and, if a Participant does not consent, commencement shall occur as soon as practicable after the Participant attains age sixty-five (65).

         18.6     VALUATION
         ------------------
                  The fair market value of Shares and all other Plan assets shall be determined as of each valuation date. If the Shares are not readily tradable on an established securities market, the fair market value shall be determined by an independent appraiser within the meaning of Code Section 401(a)(28)(C).

         18.7     NONALLOCATION PROVISION
         ------------------
                  Notwithstanding any other provision of this Plan, no portion of the assets of the Plan attributable to Shares acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly during a Nonallocation Period to:

                  (a) Any Employee who sells Shares to the Plan in a transaction to which Code Section 1042 applies;

                  (b) Any individual who is related to such an Employee within the meaning of Code Section 267(b), except as otherwise provided by Code Section
                           409(n)(3)(A); and

                  (c) Any other individual owning (either directly or indirectly) more than twenty-five percent (25%) of (i) any class of outstanding stock of the Employer, or any corporation which is a member of the same controlled group of corporations within the meaning of Code Section 409(l)(4), or (ii) the total value of any class of outstanding stock of such corporation. For purposes of the preceding sentence, an individual shall be treated as twenty-five percent (25%) shareholder
                           (A) at any time during the one (1) year period ending on the date of the sale to which Code
                           Section 1042 applies or (B) on the dates as of which any Shares sold to the Plan on a transaction to which Code Section 1042 applies are allocated to the accounts of Participants. In the event the individual's situation is described in item (A) of the preceding sentence, such individual shall continue to be treated as a twenty-five percent (25%) shareholder until all of the Shares acquired by the Plan in a transaction to which Code Section 1042 applies have been allocated. If, however, an individual first becomes a twenty-five percent (25%) shareholder at such time as described in item (B) above, such an individual shall only be treated as a twenty-five percent (25%) shareholder with respect to those Shares acquired in a transaction to which Code Section 1042 applies which are allocated as of the date or dates on which an individual is a twenty-five percent (25%) shareholder.

                  The Nonallocation Period is the period beginning on the date of the sale and ending on the date that is ten (10) years after the later of the date of the sale of the Shares to the Plan in a transaction to which Code Section 1042 applies, or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such a sale.

         18.8     SHARE PURCHASE LOANS
         -----------------------------
                  At the direction of the Administrator, the Trustee may from time to time enter into a Share Purchase Loan for the purpose of acquiring Shares that constitute "employer securities" within the meaning of Code Section 409(l) or for the purpose of repaying all or any portion of any outstanding Share Purchase Loan. The terms of any Share Purchase Loan


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                  shall be subject to the conditions and restrictions set
                  forth herein. Shares acquired with the proceeds of a Share Purchase Loan shall be credited to a "Loan Suspense Account" until released in accordance with the following section. All loans that are incurred as part of an integrated transaction shall be treated as a single Share Purchase Loan for all purposes of the Plan.

         18.9     RELEASE FROM LOAN SUSPENSE ACCOUNT
         -------------------------------------------
                  Subject to the following provisions of this section, for each Plan Year throughout the duration of a Share Purchase Loan, a portion of the Shares acquired with the proceeds of such Share Purchase Loan shall be withdrawn from the Loan Suspense Account and allocated to Participants' ESOP stock accounts in accordance with the provisions of this Article.

                  As of the last day of each Plan Year, the number of Shares that shall be released from the Loan Suspense Account shall be equal to the product of the number of Shares that are then held in the Loan Suspense Account multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the related Share Purchase Loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on the related Share Purchase Loan for that Plan Year and for all future years. For purposes of determining the denominator of the fraction described in the preceding sentence for any Plan Year, if the interest rate under the Share Purchase Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of that Plan Year. Notwithstanding the foregoing provisions of this section, the number of Shares attributable to a Share Purchase Loan that are withdrawn from the Loan Suspense Account shall be proportionate to principal payments only, if:

                  (a) Such release is consistent with the provisions of the Share Purchase Loan with respect to the release of Shares as collateral, if any, for such loan;

                  (b) The Share Purchase Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

                  (c) Interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

                  (d) The term of the Share Purchase Loan, together with any renewal, extension or refinancing thereof, does not exceed ten (10) years.

                  In the event that more than one (1) Share Purchase Loan is outstanding at any time, the number of Shares that is released from encumbrance at any time under this paragraph shall be based solely on the repayment of the Share Purchase Loan to which such Shares are attributable.

         18.10    USE OF LOAN PROCEEDS AND DIVIDENDS
         -------------------------------------------
                  The proceeds of a Share Purchase Loan shall be used within a reasonable time after receipt to acquire Shares or to repay all or any portion of such Share Purchase Loan or any outstanding Share Purchase Loan. Cash dividends with respect to Shares acquired with the proceeds of a Share Purchase Loan that are not allocated to Participants' stock accounts, and earnings thereon, shall, at the direction of the Plan Administrator, be used to make payments on such Share Purchase Loan. Such cash dividends, and earnings thereon, that are not applied to make payments on Share Purchase Loans in accordance with the foregoing provisions of this section shall be invested in the Company Stock Fund.


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         18.11    ALLOCATION OF SHARES RELEASED FROM SUSPENSE ACCOUNT
         ------------------------------------------------------------
                  Participants' accounts shall be adjusted for dividends paid on Company Stock, as follows:

                  (a) Dividends Used to Repay Share Purchase Loans and Attributable to Allocated Shares - As of the last day of the Plan Year, Shares released from the Loan Suspense Account that year by reason of dividends paid with respect to Shares allocated to Participants' stock accounts, if any, shall be allocated among and credited to the accounts of Participants, pro rata, according to the number of Shares held in such accounts on the date the dividends are paid. The Shares so allocated shall have a fair market value as of the date allocated equal to such dividends (the "Dividend Replacement Value"), and if the shares initially allocated in accordance with the immediately preceding sentence do not have a fair market value at least equal to the Dividend Replacement Value, then additional Shares shall be allocated to Participants' stock accounts until the fair market value of the total number of shares allocated under this subsection (a) equals the Dividend Replacement Value. Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan shall be used first for this purpose and, to the extent that additional Shares are required, Shares contributed by the employer or acquired with employer contributions (other than employer contributions used to make payments of principal and interest on Share Purchase Loans) during such Plan Year shall be applied for such purpose. Dividends paid with respect to Shares allocated to Participants' accounts that are used to repay a Share Purchase Loan shall be charged to the accounts pro rata, according to the number of Shares held in the accounts of such Participants on the date the dividends are paid.

                  (b) Dividends Used to Repay Share Purchase Loans and Attributable to Unallocated Shares - Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan (reduced by any such Shares required to be allocated under subsection (a) above) shall be allocated to the accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion.

                  (c)      Other Amounts Used to Repay Share Purchase Loans
                           - Shares released from the Loan Suspense Account during the Plan Year by reason of the use of contributions and earnings thereon to make payments of principal and interest on a Share Purchase Loan (reduced by any such shares required to be allocated under subsection (a) above) shall be allocated to the Participants' accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion. For this purpose, Shares released from the Loan Suspense Account after the end of a Plan Year on account of payments on a Share Purchase Loan with contributions for such Plan Year, but that were made after the end of such Plan Year, shall be deemed to have been released on the last day of such Plan Year.

         18.12    SEPARATE ACCOUNTING FOR MULTIPLE LOANS
         -----------------------------------------------
                  The Administrator shall establish recordkeeping procedures and maintain such Participant subaccounts or other records as are necessary to determine which Shares were acquired with the proceeds of each Share Purchase Loan or were acquired other than with the proceeds of a Share Purchase Loan for purposes of complying with the terms of the


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                  Plan, including its terms relating to the use of dividends on Shares, the release of Shares from the Loan Suspense Account and the distribution of Shares acquired with the proceeds of a Share Purchase Loan."





                               J. MOTEN, JR.
                               -------------
                               Title:   Senior Vice President -
                                        Operations and Marketing




                               D. H. YAEGER
                               ------------
                               Title:   Chairman, President and
                                        Chief Executive Officer